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                                                                     EXHIBIT A28

                     THE NEW AMERICA HIGH INCOME FUND, INC.

                              ARTICLES OF AMENDMENT

     The New America High Income Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that the Articles Supplementary to the Corporation's Articles of Amendment and Restatement relating to the Corporation's Series C Auction Term Preferred Stock (the "ATP"), as heretofore amended, (the "Articles Supplementary") are hereby amended in the manner set forth below.

     FIRST: Part I of the Articles Supplementary is hereby further amended by replacing current Section 18(vv)(iv) with new Section 18(vv)(iv) as follows:

               " (iv) Corporate debt securities will be included in Moody's Eligible Assets if (A) such securities are rated Caa or higher by Moody's; (B) the senior unsecured rating of the issuer's corporate bonds is higher than B3; (C) such securities provide for the periodic payment of interest in cash in U.S. dollars; (D) such securities do not provide for conversion or exchange into equity capital at any time over their lives; (E) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (F) the issuer of such securities has not filed a petition seeking relief under 11 U.S.C.A. ss.ss.101-1330 of which the issuer has given public notice; (G) the issuer of such securities is not in default on the payment of principal and interest on any of its fixed income obligations or the payment of dividends on any of its preferred stock; (H) the auditor's report to the most recently issued audited financial statements of such issuer includes an unqualified opinion as defined in the AICPA's Codification of Auditing Standards AU Section 508; and (I) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Corporation's adviser acting subject to the supervision of the Corporation's Board of Directors."

     SECOND: Part I of the Articles Supplementary is hereby further amended by replacing current Section 18(dddd) with new Section 18(dddd) as follows:

               " (dddd) "Volatility Factor" means (a) 1.00 if the current Dividend Period is one year or less and (b) 1.89 if the current Dividend Period is greater than one year."

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     THIRD: Having received written confirmation from Moody's Investors Service and Fitch IBCA, Inc. that the foregoing amendments would not impair the rating then assigned by them to the ATP, a majority of the Board of Directors of the Corporation has approved such amendments to the charter.

     FOURTH: No stock entitled to vote on the foregoing amendments to the charter was outstanding or subscribed for at the time of the approval of such amendments by the Board of Directors of the Corporation.

     FIFTH: These Articles shall be effective on the date the State Department of Assessments and Taxation of Maryland accepts the Articles for record.

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     IN WITNESS WHEREOF The New America High Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President (or its Vice President) and its corporate seal to be hereunto affixed and attested by its Secretary (or its Assistant Secretary) as of this 2nd day of July, 2002.

     The undersigned acknowledges these Amendments to Articles Supplementary to be the corporate act of the Corporation and states that, to the best of the undersigned's knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.


                                            THE NEW AMERICA HIGH INCOME FUND,
                                            INC.


Attest:


/s/ Jackson B.R. Galloway                   By: /s/ Ellen E. Terry
------------------------------------------      --------------------------------
Jackson B.R. Galloway, Assistant Secretary      Ellen E. Terry, Vice President